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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 10, 2005

United Heritage Bankshares of Florida, Inc.

(Exact name of registrant as specified in its charter)

Florida	N/A	04-3691059

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Edgewater Drive, Suite 100	Orlando, FL 32304

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(407) 712-6151

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
GENERAL INSTRUCTIONS
A. Rule as to Use of Form 8-K.
     1. Form 8-K shall be used for current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule l3a-11 or Rule 15d-11 and for reports of nonpublic information required to be disclosed by Regulation FD (17 CFR243.100 and 243.101).
     2. Form 8-K may be used by a registrant to satisfy its filing obligations pursuant to Rule 425 under the Securities Act, regarding written communications related to business combination transactions, or Rules 14a-12(b) or Rule 14d-2(b) under the Exchange Act, relating to soliciting materials and pre-commencement communications pursuant to tender offers, respectively, provided that the Form 8-K filing satisfies all the substantive requirements of those rules (other than the Rule 425(c) requirement to include certain specified information in any prospectus filed pursuant to such rule). Such filing is also deemed to be filed pursuant to any rule for which the box is checked. A registrant is not required to check the box in connection with Rule 14a-12(b) or Rule 14d-2(b) if the communication is filed pursuant to Rule 425. Communications filed pursuant to Rule 425 are deemed filed under the other applicable sections. See Note 2 to Rule 425, Rule 14a-12(b) and Instruction 2 to Rule 14d-2(b)(2).

SEC 873(11-05)	Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Section 2 — Financial Information

Item 2.02	Results of operations and financial condition
On November 10, 2005, United Heritage Bankshares of Florida, Inc. mailed to its stockholders the following statement containing information on the results of operations and financial condition for the third quarter ending September, 2005.

Exhibit No.	Exhibit

99.1	Quarterly Stockholder mailing as of September 30, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Heritage Bankshares of Florida, Inc.
(Registrant)

Date November 10, 2005	/s/ David G. Powers
(Signature)*

*	Print name and title of the signing officer under his signature.